UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 26, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On October 26, 2018 AxoGen Corporation (“AC”), a wholly owned subsidiary of AxoGen, Inc. (the “Company”) entered into a Lease (the “Ashley Avenue Lease”) with Ashley Avenue Associates I, LLC., a Delaware limited liability company (“Ashley”), for the lease by AC of approximately 15,000 square feet of office space on the second floor of the building located at 1000 N. Ashley Drive, Tampa, Florida 33602 (the “Ashley Avenue Premises”).  Pursuant to the Ashley Avenue Lease, AC will use the Ashley Avenue Premises for general office purposes.

The initial term of the Ashley Avenue Lease will commence on December 1, 2018 and expire on November 30, 2020. AC has an option to terminate the lease after eighteen (18) months (i.e., as of May 31, 2020) by providing Ashley with four (4) months advance written notice.  AC’s rental cost for the Ashley Avenue Premises will be $380,322 for the first twelve (12) month period, or $31,735 per month and $392,246 for the second twelve (12) month period, or $32,687 per month. AC will also be obligated to pay for its pro rata share of the building’s property taxes, utilities, administrative costs, common area maintenance and management fees, excluding any capital improvements or any damage due to fire, hurricane or other casualty.  In addition, upon execution of the Ashley Avenue Lease, AC shall pay to Ashley the sum of $67,786 as a security deposit.

The foregoing summary of the material terms of the Ashley Avenue Lease is qualified in its entirety by reference to the full text of the Ashley Avenue Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02     Results of Operations and Financial Condition.

On October 29, 2018, the Company issued a press release announcing its financial results for the quarter and nine months ended September 30, 2018.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Isabelle Billet

On October 29,  2018, the Company announced that  Isabelle Billet, age 57, became the Company's Chief Strategy and Business Development Officer, effective as of such date.

In connection with her employment and appointment as the Company's Chief Strategy and Business Development Officer,  Ms. Billet entered into an Executive Employment Agreement with AC, dated as of October 29, 2018 (the "Billet Employment Agreement"). Under the Billet Employment Agreement, Ms. Billet's employment is at-will. In the event Ms. Billet is terminated without "Substantial Cause" (as defined below) either prior to a "Change in Control" (as defined below") or within  180 days following a Change in Control, she is entitled to a severance payment consisting of: (A) twelve months of base salary; and (B) an amount equal to any bonuses paid to Ms. Billet during the twelve-month period prior to termination of employment. Ms. Billet is also entitled to such severance if she leaves AxoGen for “Good Reason" (as defined below) within 90 days following a Change in Control. Upon a Change in Control, any stock options and performance stock units (“PSU”) held by Ms. Billet shall automatically accelerate and become fully exercisable. If within twelve months following the Change in Control she is terminated without cause or leaves for Good Reason, and so long as the Company or AC are subject to federal COBRA and Ms. Billet timely elects continuation coverage under COBRA, the Company or AC shall pay the premiums for twelve months or until Ms. Billet obtains new employment with comparable health care coverage, whichever is shorter.

For purposes of the Billet Employment Agreement, “Change in Control” means the occurrence of any of the following events: (i) any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding; (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company's Board of Directors cease, for any reason, to constitute at least a majority of the Company's Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a Change in Control; (iv) shares of AC's or the Company's common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of AC's or the Company's common stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger; (v) AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions) provided, however, that any such transaction  related to AC where the Company continues as the majority holder of AC common stock or the Company is the sole other party to the transaction will not constitute a Change in Control; or (vi) the holders of shares of AC's or the Company's common stock approve a plan or proposal for the liquidation or dissolution of AC or the Company.

For purposes of the Billet Employment Agreement, “Substantial Cause” means: (A) the commission by Ms. Billet of any act of fraud, theft, or embezzlement; (B) any material breach by Ms. Billet of the Billet Employment Agreement, provided that AC shall have first delivered to Ms. Billet written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Ms. Billet shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice; (C) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (D) material failure to adhere to AC's or the Company corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or (E) failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of the Billet Employment Agreement “Good Reason” means Ms. Billet's resignation from employment upon or within 90 days following a Change in Control if AC or the Company is not the surviving entity, provided that Substantial Cause for termination of Ms. Billet's employment does not exist at the time of such resignation if the resignation is the result of the occurrence of any one or more of the following: (a) the assignment of any duties inconsistent in any respect with Ms. Billet's position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a Change in Control or any other action by AC or the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AC or the Company; (b) a reduction by AC in Ms. Billet 's base salary; or (c) the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Ms. Billet was participating at the time of the Change in Control of AC or the Company or (B) provide Ms. Billet with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of AC or the Company), if greater.

Ms. Billet will receive a base salary of $300,000 (to be reviewed on an annual basis), be eligible to participate in AxoGen's current bonus program at a 45% target to base salary and receive benefits afforded to other executive officers. She  will be granted incentive stock options for 40,000 shares of the Company's common stock, such options having a ten-year term, at an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and pursuant to the terms of the Company’s form of incentive stock option agreement, which has been amended and restated as of October 29, 2018 and filed herewith as Exhibit 10.3.  Such options will vest as to 50% of the shares after two years and 12.5% every six months thereafter until fully vested.  Finally, Ms. Billet will be provided PSUs for the grant of 5,500 shares of Company common stock pursuant to the Company’s current Form of PSU agreement.  Pursuant to Ms. Billet’s PSU agreement,  by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review, and based upon revenue performance criteria in the PSU Agreement, a determination of the number of shares that may be issued pursuant to the PSU Agreement will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022,  provided that Ms. Billet has been continuously employed through each vesting date as to the particular number of shares vesting. In the event of a “Change in Control” (as defined in Ms. Billet’s PSU agreement), all or a portion of the PSUs shall accelerate.

From July 2013 until joining the Company as Chief Strategy and Business Development Officer,  Ms. Billet worked for IBHC Advisors LLC, a consulting firm she founded which assisted medical device companies in their organic and inorganic growth strategies and supported Private Equity firms on their investment strategy and due diligence.  From 2010 to 2013, Ms. Billet worked at Cardinal Health, Inc where she served as Senior Vice President of Marketing and Innovation for the Medical segment focusing on their private brand portfolio development. From 2005 to 2010, she was Vice President Marketing and New Business Development for C.R. Bard Medical division. She worked for Johnson and Johnson from 1992 to 2005, splitting her tenure between Advanced Sterilization Products and Ethicon, Inc in positions of increasing responsibilities in marketing and new business development in France, Europe and US. Ms. Billet spent the first 7 years of her career as the head pharmacist and material manager for a private hospital in France.

Ms. Billet is a member of the Clinical Innovations Board of Directors, a medical device company exclusively focused in Labor and Delivery and Neonates Intensive Care. She has an MBA from EM Lyon Business School, France and Cranfield School of Management, UK and a Doctorate in Pharmacy from Montpellier University in France.

Ms. Billet since 2016 has provided consulting services to the Company through her consulting firm IBHC Advisors LLC.  She was paid $171,094 in 2017 and $220,645 in 2018 through the date of this filing for her services.

The foregoing summary of the material terms of the Billet Employment Agreement is qualified in its entirety by reference to the full text of the Billet Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference

Greg Freitag

In conjunction with Ms. Billet becoming Chief Strategy and Business Development Officer, Greg Freitag’s Executive Employment Agreement was amended pursuant to Amendment No. 4 to that certain Executive Employment Agreement, dated as of October 1, 2011, by and between Greg Freitag and AC, as previously amended (the “Freitag Amendment”). The Freitag Amendment provides that Mr. Freitag will no longer serve as Senior Vice President of Business Development, but continues to serve as the Company’s General Counsel.

The foregoing summary of the material terms of the Freitag Amendment is qualified in its entirety by reference to the full text of the Freitag Amendment, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Maria Martinez

On October 29, 2018, the Company announced that Maria Martinez, age 50, will become the Company's Chief Human Resources Officer, effective as of such date.

In connection with her employment and appointment as the Company's Chief Human Resources Officer, Ms. Martinez entered into an Executive Employment Agreement with AC, dated as of October 29, 2018 (the "Martinez Employment Agreement"). Under the Martinez Employment Agreement, Ms. Martinez's employment is at-will. In the event Ms. Martinez is terminated without "Substantial Cause" (as defined below) either prior to a "Change in Control" (as defined below") or within 180 days following a Change in Control, she is entitled to a severance payment consisting of:

(A) twelve months of base salary; and (B) an amount equal to any bonuses paid to Ms. Martinez during the twelve-month period prior to termination of employment. Ms. Martinez is also entitled to such severance if she leaves AxoGen for “Good Reason" (as defined below) within 90 days following a Change in Control. Upon a Change in Control, any stock options and PSUs held by Ms. Martinez shall automatically accelerate and become fully exercisable. If within twelve months following the Change in Control she is terminated without cause or leaves for Good Reason, and so long as the Company or AC are subject to federal COBRA and Ms. Martinez timely elects continuation coverage under COBRA, the Company or AC shall pay the premiums for twelve months or until Ms. Martinez obtains new employment with comparable health care coverage, whichever is shorter.

For purposes of the Martinez Employment Agreement, “Change in Control” means the occurrence of any of the following events: (i) any person who holds less than 20% of the combined voting power of the securities of AC or the Company, becomes the beneficial owner, directly or indirectly, of securities of AC or the Company, representing 50% or more of the combined voting power of the securities of AC or the Company then outstanding; (ii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Company's Board of Directors cease, for any reason, to constitute at least a majority of the Company's Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) AC or the Company consolidates or merges with another company and AC or the Company is not the continuing or surviving corporation, provided, however, that any consolidation or merger whereby the Company continues as the majority holder of AC securities or a merger or consolidation of AC and the Company will not constitute a Change in Control; (iv) shares of AC's or the Company's common stock are converted into cash, securities, or other property (other than by a merger set forth in (iii) above) in which the holders of AC's or the Company's common stock immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation as immediately after the merger; (v) AC or the Company sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions) provided, however, that any such transaction  related to AC where the Company continues as the majority holder of AC common stock or the Company is the sole other party to the transaction will not constitute a Change in Control; or (vi) the holders of shares of AC's or the Company's common stock approve a plan or proposal for the liquidation or dissolution of AC or the Company.

For purposes of the Martinez Employment Agreement, “Substantial Cause” means: (A) the commission by Ms. Martinez of any act of fraud, theft, or embezzlement; (B) any material breach by Ms. Martinez of the Martinez Employment Agreement, provided that AC shall have first delivered to Ms. Martinez written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that Ms. Martinez shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice; (C) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; (D) material failure to adhere to AC's or the Company corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time; or (E) failure to meet reasonable performance standards as determined by AC or the Company.

For purposes of the Martinez Employment Agreement “Good Reason” means Ms. Martinez's resignation from employment upon or within 90 days following a Change in Control if AC or the Company is not the surviving entity, provided that Substantial Cause for termination of Ms. Martinez's employment does not exist at the time of such resignation if the resignation is the result of the occurrence of any one or more of the following: (a) the assignment of any duties inconsistent in any respect with Ms. Martinez's position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a Change in Control or any other action by AC or the Company which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by AC or the Company; (b) a reduction by AC in Ms. Martinez 's base salary; (c) the failure by AC to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which Ms. Martinez was participating at the time of the Change in Control of AC or the Company or (B) provide Ms. Martinez with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of AC or the Company), if greater; or (D) Ms. Marinez is required to perform a substantial portion of her duties at a facility which is more than 50 miles from the facility for which she performed a substantial portion of her duties immediately prior to the Change in Control    .

Ms. Martinez will receive a base salary of $325,000 (to be reviewed on an annual basis), be eligible to participate in AxoGen's current bonus program at a 45% target to base salary and receive benefits afforded to other executive officers. She will be granted incentive stock options for 40,000 shares of the Company's common stock, such options having a ten-year term, at an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company common stock on the option grant date and pursuant to the terms of the Company’s form of incentive stock option agreement.  Such options will vest as to 50% of the shares after two years and 12.5% every six months thereafter until fully vested.  Finally, Ms. Martinez will be provided PSUs for the grant of 5,500 shares of Company common stock pursuant to the Company’s current Form of PSU agreement.  Pursuant to the PSU agreement, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review and based upon revenue performance criteria in the PSU agreement, a determination of the number of shares that may be issued pursuant to the PSU agreement will be made, which amount could range between zero to 150% of the PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that Ms. Martinez has been continuously employed through each vesting date as to the particular number of shares vesting. In the event of a “Change in Control” (as defined in each PSU agreement), all or a portion of the PSUs shall accelerate.

From January 2018 until joining AxoGen as Chief Human Resources Officer, Ms. Martinez provided consulting services related to human resources through her consulting firm MDM Consulting Services, LLC. Prior to founding MDM from  June 2014 she was Chief Human Resources Officer at HSNi, a $3.5B interactive multichannel retailer overseeing nearly seven thousand employees in nine locations.  Ms. Martinez joined HSNi in July 2010 and was there SVP Talent Management until she assumed the role of Chief Human Resources Officer.  Prior to joining HSNi, Ms. Martinez was Vice President of Human Resources with Laser Spine Institute, LLC., a minimally invasive spine surgery company, having started with them in 2008.  From 2007 to 2008,  she worked at Bausch + Lomb, Inc. where she served as Director, Human Resources US Pharmaceuticals and from 2005 to 2007,  Ms. Martinez was Sr. Director, Human Resources Corporate with Darden Restaurants, Inc.  Prior to 2005 Ms. Martinez held positions related to the field of human resources.

Ms. Martinez has a  Master of Science,  Industrial/Organizational Psychology from the Florida Institute of Technology, Melbourne, FL and a Bachelor of Science, Psychology; Bachelor of Arts, French, Minor Italian, from the University of South Florida, Tampa, FL.

Ms. Martinez does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company or AC. Ms. Martinez has not engaged in any transactions with the Company or AC that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

The foregoing summary of the material terms of the Martinez Employment Agreement is qualified in its entirety by reference to the full text of the Martinez Employment Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Agreement of Lease dated October 26, 2018, by and between Ashley Avenue Associates I, LLC and AxoGen Corporation.

**10.2	Executive Employment Agreement, dated as of October 29, 2018, by and between AxoGen Corporation and Isabelle Billet.

**10.3	Form of Incentive Stock Option Agreement pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of October 29, 2018.

**10.4	Form of Restricted Stock Unit Award Agreement pursuant to the AxoGen, Inc. 2010 Stock Incentive Plan, as amended and restated as of October 29, 2018.

**10.5	Amendment No. 4 to Employment Agreement, dated as of October 29, 2018, by and between Greg Freitag and AxoGen, Inc.

**10.6	Executive Employment Agreement, dated as of October 29, 2018, by and between AxoGen Corporation and Maria Martinez.

99.1	AxoGen, Inc. press release dated October 29, 2018.

**  Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: October 29, 2018	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel